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                                                                Exhibit 23(g)(2)

                                 FIRST AMENDMENT
                                       TO
                   CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

     THIS FIRST AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT (the "Amendment") is made and entered into as of September _____, 2005 by and among each registered investment company listed on Schedule A hereto, as it may be amended from time to time, incorporated herein by reference, each having its principal office and place of business at 100 Park Avenue, New York, New York 10017 (each a "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street"), having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110.

                                   WITNESSETH:

     WHEREAS, certain Funds and State Street are parties to that certain Custody and Investment Accounting Agreement dated as of July 2, 2003 (the "Agreement"); and

     WHEREAS, the Funds and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

     NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Funds and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. Schedule A shall be replaced in its entirety by the Schedule A dated September ___, 2005 attached hereto and incorporated herein by this reference.

2. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY

By:
       -------------------------------
Name:
Title:

On behalf of each of the Funds set forth on Schedule A hereto

By:
       -------------------------------
Name:
Title:

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                                   SCHEDULE A
                                       TO
                   CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

                            Dated September ___, 2005

   Registered Investment Company                     Services Provided

Seligman LaSalle Real Estate Fund           Custody and Investment Accounting
 Series, Inc.
Seligman TargetHorizon ETF Portfolios,      Custody and Investment Accounting
 Inc.